UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2016

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accountant.

On January 14, 2016, Emmaus Life Sciences, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The decision to dismiss KPMG was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) on January 14, 2016.

KPMG’s reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and December 31, 2013 contained a separate paragraph stating that “the Company has suffered recurring losses from operations, has significant amounts of debt due within a year, and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with the audits of the fiscal years ended December 31, 2014 and 2013 and through January 14, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference to the subject matter of the disagreements in connection with their report, or (2) reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•                  As reported in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2014 and 2013, and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, the Company’s management has identified that the Company had a material weakness in its internal control over financial reporting and concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of the periods set forth therein.

•                  The Company has not yet filed its interim financial statements for the periods ended June 30, 2015, and September 30, 2015, since a member of the Company’s Audit Committee (who is no longer on the Company’s Board of Directors) would not approve the filing of the June 30, 2015 Form 10-Q.  The unwillingness of the Audit Committee member to approve the Form 10-Q filing arose from unspecified concerns.  KPMG informed the Company that they would not be able to complete their review of the Company’s interim financial statements for the period ended June 30, 2015 until such concerns had been independently investigated by the Company’s Audit Committee or Board of Directors.  The lack of independent representation on the Company’s Audit Committee has delayed the Company’s ability to review and investigate the reasons the former Audit Committee member would not approve the filing of the June 30, 2015 Form 10-Q.

The Company provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated January 21, 2016, is filed as Exhibit 16.1 to this Form 8-K.

The Company has authorized KPMG to respond fully to any inquiries of the successor auditor.

(b) Engagement of New Independent Registered Public Accountant.

On January 14, 2016, the Company engaged SingerLewak LLP (“SingerLewak”) as the Company’s independent registered public accounting firm, effective immediately. The engagement was approved by the Audit Committee on January    14, 2016.  Prior to January 14, 2016, neither the Company nor anyone acting on its behalf consulted with SingerLewak regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01.  Other Events.

On January 14, 2016, the Board of Directors (the “Board”) of the Company appointed Jon Kuwahara, Ian Zwicker and Masaharu Osato, M.D., to serve as members of the Audit Committee. Mr. Kuwahara is a certified public accountant in California and has financial management experience and will serve as the Chairman of the Audit Committee and is considered an “audit committee financial expert”.

On January 14, 2016, the Board of the Company appointed Ian Zwicker, Jon Kuwahara and Masaharu Osato, M.D., to serve as members of the Compensation, Nominating and Corporate Governance Committee. Mr. Zwicker will serve as the Chairman of the Compensation, Nominating and Corporate Governance Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: January 21, 2016

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer